TENTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


         TENTH AMENDMENT, dated as of October 31, 2005 (this "Amendment"), to Credit Agreement dated June 30, 2000 (as amended, the "Agreement") by and between AeroCentury Corp., a Delaware corporation ("AeroCentury"), the banking institutions signatories hereto and such other institutions that hereafter become a "Bank" pursuant to Section 10.4 of the Agreement (collectively the "Banks" and individually a "Bank") and National City Bank, a national banking association, as Agent for the Banks under the Agreement ("National City" which shall mean in its capacity as Agent unless specifically stated otherwise). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

                              Preliminary Statement

         WHEREAS, National City and AeroCentury, together with the other Banks, desire to amend the Agreement in the manner hereinafter set forth;

         WHEREAS, AeroCentury is not in compliance with the Minimum Tangible Net Worth requirement set forth in Section 7.1 of the Agreement for the Fiscal Quarter beginning October 1, 2005; and

     WHEREAS, Section 10.2 of the Credit Agreement requires that the written consent of National City and the Banks be obtained for certain amendments, modifications or waivers contemplated herein.

         NOW THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to Agreement.

         Section 2.1 of the Agreement. The Revolver Termination Date of "October 31, 2005" as set forth on the fourth line of Section 2.1(a) of the Agreement shall be and hereby is amended to "November 9, 2005."

2. Waiver. With respect to the Fiscal Quarter beginning as of October 1, 2005 only, National City and the Banks hereby waive the financial covenant requirements set forth in Section 7.1 "Minimum Tangible Net Worth" which AeroCentury is required to maintain so long as the Revolving Loan Commitments are in effect or any Obligation remains unpaid or outstanding.

3. Representations and Warranties. Except as otherwise disclosed herein, AeroCentury hereby restates the representations and warranties made in the Agreement, including, but not limited to, Article 3 thereof, on and as of the date hereof as if originally given on this date.

4. Covenants. Subject to the effectiveness of the waiver provided herein, AeroCentury hereby represents and warrants that it is in compliance and has complied with each and every covenant set forth in the Agreement, as amended by this Amendment, including, but not limited to, Articles 5 and 6 thereof, on and as of the date hereof.

5. No Default or Event of Default. Except with regard to the Financial Covenant set forth in Section 7.1 of the Agreement concerning Minimum Tangible Net Worth, no Potential Default or Event of Default under the Agreement has occurred and is continuing.

6. Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to National City and the Banks, and dated the date hereof):

a.   execution and delivery of this Amendment; and

b. execution and delivery of such other documents, instruments and agreements as National City and the Banks shall reasonably request in connection with the foregoing matters.

7. Affirmation. AeroCentury hereby affirms its absolute and unconditional promise to pay to the Banks the Loans and all other amounts due under the Agreement and any other Loan Document on the maturity dates(s) provided in the Agreement or any other Loan Document, as such documents may be amended hereby.

8. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed. The waiver set forth above is granted precisely as written and shall not be deemed (i) to be a waiver of or a consent to, or amendment, supplement or modification of, any other term or condition of the Agreement or any of the instruments or agreements referred to therein or (ii) to prejudice any other right or rights which the Banks may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein.

9. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their duly authorized representatives as of the date first above written.


AEROCENTURY CORP.


   By       ________________________
            Name:
            Title:



NATIONAL CITY BANK


   By       ________________________
            Name:    Michael J. Labrum
            Title:   Senior Vice President



CALIFORNIA BANK & TRUST


  By       ________________________
           Name:
           Title:



FIRST BANK DBA
FIRST BANK & TRUST


  By       ________________________
           Name:
           Title: